EXHIBIT 23.4

                                                 CHAIKIN, COHEN, RUBIN & GILBOA.

Atidim Technology Park, Bldg. 4,
P.O.B. 58143 Tel-Aviv 61580, Israel
TEL: 972-3-6489858 FAX: 972-3-6489946
E-MAIL: accounting@ccrcpa.co.il
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                                             CERTIFIED PUBLIC ACCOUNTANTS (ISR.)



                         CONSENT OF INDEPENDENT AUDITORS


We consent to the reference to our firm under the caption "Experts" in this Registration Statement on Form F-3 and related prospectus of B.O.S Better Online Solutions Ltd. ("BOS") and to the incorporation by reference therein of our report dated January 4, 2005, with respect to the financial statements of Quasar Communication Systems Ltd. included in BOS' current report on Form 6-K, filed with the Securities and Exchange Commission on February 28, 2005.






                                                     SINCERELY YOURS,
                                             /S/ CHAIKIN, COHEN, RUBIN & GILBOA

                                               CHAIKIN, COHEN, RUBIN & GILBOA
                                             Certified Public Accountants (Isr.)

Tel Aviv, Israel
February 28, 2005